                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) June 24, 2004


                               CONOLOG CORPORATION
         ---------------------------------------------------------------
               (Exact name of registrant as specified in charter)


             Delaware                0-8174                 52-0853566
   -------------------------  ---------------------  -----------------------
    (State or other juris-        (Commission             (IRS Employer
   diction of Incorporation)      File number)          Identification No.)


                  5 Columbia Road, Somerville, New Jersey 08876
    ------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (908) 722-8081
        ----------------------------------------------------------------
               Registrant's telephone number, including area code

                                 Not Applicable
 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

         For the period ended April 30, 2004, our stockholders' equity was $2,139,848, and we reported net losses from continuing operations of $(1,376,683), $(3,103,410) and $(2,782,451) in our annual filings for the years ended July 31, 2003, 2002, and 2001 respectively. In addition as of June 23, 2004, the market value of our common stock was $7,728,342. On June 24, 2004, Nasdaq notified us that we do not comply with Marketplace Rule 4310(c)(2)(B), which requires us to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of our listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of three most recently completed fiscal years. As a result of these occurrences, Nasdaq's staff is reviewing our eligibility for continued listing on The Nasdaq SmallCap Market. Nasdaq has asked us to, by July 6, 2004, provide it with a specific plan to achieve and sustain compliance with all of The Nasdaq SmallCap Market Listing requirements, including a time frame for completion of our plan. If, after, Nasdaq's review process, Nasdaq's Staff determines that our plan does not adequately address the issues noted, Nasdaq will provide us with written notification that our securities will be delisted.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CONOLOG CORPORATION



                                           By  /s/ Robert. Benou
                                               ---------------------------------
                                               Chairman, Chief Executive Officer
                                               and Chief Financial Officer


Dated:  July 1, 2004